EXHIBIT 99.1

FOR IMMEDIATE RELEASE

CONTACT:	Kevin T. Thompson Executive Vice President Chief Financial Officer (419) 254-6068

Sky Financial Group Reports First Quarter Earnings

April 16, 2003 (Bowling Green, Ohio, NASDAQ: SKYF) Sky Financial Group, Inc. today reported first quarter earnings per diluted share of $.41, an increase of 7.9% from $.38 for the first quarter last year. Net Income for the quarter was $36.1 million, up 13.7% from $31.7 million for the first quarter last year. Return on average assets and return on average equity were 1.33% and 17.37%, respectively, for the first quarter of 2003, versus 1.38% and 19.11%, respectively, for the first quarter of 2002.

“Given the challenges of a difficult economic environment, we are very pleased with our first quarter financial performance and our earnings improvement from a year ago,” stated Marty E. Adams, Chairman and Chief Executive Officer. “Our balance sheet continued to grow as did our non-interest revenues, bolstered by a strong mortgage banking market. Our earnings per share were up nearly 8% over last year.”

Continued Mr. Adams, “We are also looking forward to completing our merger with Metropolitan Financial Corp. this quarter. We are very excited to add the employees and clients of the Greater Cleveland region to Sky. The Cleveland market provides a strong enhancement to our community-based regional financial services franchise and is a great opportunity for us to leverage our capabilities for growth and profitability.”

Net interest income for the first quarter was $97.6 million, up 16.2% from $84.0 million in the first quarter last year. Average earning assets increased 18.2% from the first quarter last year, with continued strong growth in average loans. Average loans increased 21.2% from last year, which included organic growth of 12.2% in addition to the October 2002 acquisition of Three Rivers Bancorporation, which added $587 million in loans. Average deposits were up 16.4% from the same quarter last year, which included organic growth of 5.0% in addition to the Three Rivers acquisition, which added $762 million in deposits. The net interest margin for the first quarter was 3.87%, a decrease of 7 basis points from last quarter and 8 basis points from the first quarter a year ago. The lower net interest margin primarily reflects the impact of the extended low rate environment.

Non-interest revenues were $40.3 million for the first quarter, increasing 22.9% from $32.8 million in the same period last year. Mortgage banking revenues were $9.4 million for the first quarter, up $3.9 million, or 71.6% from the first quarter last year, despite the inclusion of $1.1 million of mortgage servicing asset impairment charges in the quarter versus $0.7 million of impairment recapture in the first quarter last year. Brokerage and insurance commissions were $10.6 million for the quarter, up $1.9 million, or 21.3% from the prior year, reflecting growth from both increased sales and acquisitions. Service charges for the first quarter were $8.6 million, up $1.0 million, or 13.1% primarily from growth in deposits.

Non-interest expenses for the first quarter were $73.2 million compared to $60.2 million in the first quarter last year. Expenses have increased over the prior year mainly due to the acquisition of Three

Rivers and insurance agencies completed during 2002, and expenses to support revenue growth. The efficiency ratio was 52.82% for the quarter versus 51.15% for the same quarter last year.

The provision for credit losses for the first quarter was $10.2 million versus $9.3 million in the same quarter last year. Net credit losses to average loans for the first quarter were .43% down from .55% last quarter and ..46% for the same quarter last year. At March 31, 2003, non-performing loans to total loans was .80% and the allowance for credit losses to non-performing loans was 194%. While these ratios were improved from the year-end comparisons of .89% and 173%, respectively, they remained unfavorable versus last year’s first quarter end ratios of .57% and 283%, respectively. Non-performing loans for the first quarter continue to reflect the non-accrual status of four related loans aggregating $22.8 million, the payment under which are guaranteed by surety bonds or insurance policies issued by three insurance agencies. While the matter currently remains in litigation, Sky continues to believe that, under the terms of the bonds, the credits are well secured and the prospects for collection are strong.

During the first quarter, Sky Financial Solutions (SFS) added $46 million in new loans to Sky’s loan portfolio compared to $57 million in the first quarter last year. SFS reported net income of $0.2 million for the first quarter this year versus a net loss of $1.4 million in the first quarter last year. The fourth quarter last year was first profitable quarter for SFS since abandoning gain on sale accounting in the third quarter of 2000. Sky expects SFS to continue operating profitably going forward.

During the second quarter 2003, Sky expects to close its acquisition of Metropolitan Financial Corp. of Highland Hills, Ohio. With $1.5 billion in assets, Metropolitan operates 24 financial centers in the attractive Cleveland market area. Upon completion, the combined companies will have approximately $12.8 billion in total assets and $9.0 billion in total deposits. Related to completing the merger and integration of Metropolitan in the second quarter, Sky expects to incur after-tax expenses of $2 to $3 million, or approximately $.02 to $.03 per diluted share.

The information in this press release contains forward-looking statements regarding the expected future financial performance that are not historical facts and that involve risks and uncertainties. Actual results and performance could differ materially from those contemplated by these forward-looking statements.

Today, April 16, 2003 at 3 p.m., Marty E. Adams, Chairman and CEO and Kevin T. Thompson, Chief Financial Officer of Sky Financial Group will host a conference call to provide an overview of first quarter performance and business outlook. Participants are encouraged to call in beginning at 2:45 p.m. by dialing 1-800-289-0494 (confirmation code: 404276). A simultaneous web cast of the conference call will also be available and can be accessed via the Investor Relations section of the Sky website at www.skyfi.com. A replay of the call will be available beginning 7:00 p.m. on April 16, 2003 by calling 1-888-203-1112 (confirmation code: 404276). The event will also be archived on the Sky website indefinitely.

Sky Financial Group, Inc. is an $11.3 billion diversified financial holding company headquartered in Bowling Green, Ohio. Sky operates 230 financial centers and over 200 ATMs serving communities in Ohio, Pennsylvania, Michigan, Indiana and West Virginia. The company’s related financial service affiliates include Sky Bank, Sky Trust, Sky Financial Solutions, Sky Access, Sky Insurance and Meyer & Eckenrode Insurance Group.

*****

press release 1st qtr 2003

SKY FINANCIAL GROUP, INC.

STATEMENTS OF INCOME (Unaudited)

	Three Months Ended March 31,		Percent Change
(Dollars in thousands, except per share data)	2003	2002
Interest income	$158,035	$151,599	4.2
Interest expense	60,482	67,623	(10.6)

Net interest income	97,553	83,976	16.2
Provision for credit losses	10,185	9,321	9.3

Net interest income after provision for credit losses	87,368	74,655	17.0

Non-interest income
Trust services income	3,339	3,453	(3.3)
Service charges and fees on deposit accounts	8,604	7,610	13.1
Mortgage banking income	9,358	5,453	71.6
Brokerage and insurance commissions	10,591	8,732	21.3
Net securities gains (losses)	478	505	(5.3)
Other income	7,979	7,070	12.9

Total non-interest income	40,349	32,823	22.9

Non-interest expenses
Salaries and employee benefits	40,514	34,747	16.6
Occupancy and equipment expense	12,216	8,829	38.4
Other operating expenses	20,494	16,607	23.4

Total non-interest expense	73,224	60,183	21.7

Income before income taxes	54,493	47,295	15.2
Income taxes	18,423	15,582	18.2

Net income	$36,070	$31,713	13.7

SHARE DATA:
Basic earnings per share	$0.41	$0.38	7.9
Diluted earnings per share	0.41	0.38	7.9
Cash dividend paid per common share	0.20	0.19	—
Average shares outstanding
Basic	87,076,000	82,326,000	—
Diluted	87,616,000	83,051,000	—
PERFORMANCE RATIOS:
Return on average equity	17.37%	19.11%	—
Return on average assets	1.33	1.38	—
Efficiency ratio	52.82	51.15	—
Net interest margin (FTE)	3.87	3.95	—

press release 1st qtr 2003

SKY FINANCIAL GROUP, INC.

FIVE QUARTERS STATEMENTS OF INCOME

(Dollars in thousands)

	2003 1st qtr	2002
		4th qtr	3rd qtr	2nd qtr	1st qtr
Fully taxable equivalent interest income	$158,753	$166,980	$154,349	$155,274	$152,469

Interest income	$158,035	$166,264	$153,624	$154,418	$151,599
Interest expense	60,482	65,131	64,402	67,065	67,623

Net interest income	97,553	101,133	89,222	87,353	83,976
Provision for credit losses	10,185	15,101	9,711	9,444	9,321

Net interest income after provision for credit losses	87,368	86,032	79,511	77,909	74,655

Non-interest income
Trust services income	3,339	3,214	3,248	3,564	3,453
Service charges and fees on deposit accounts	8,604	9,498	9,011	8,379	7,610
Mortgage banking income	9,358	13,523	5,153	4,497	5,453
Brokerage and insurance commissions	10,591	9,199	9,281	9,554	8,732
Net securities gains (losses)	478	(631)	1,664	940	505
Other income	7,979	9,948	8,754	8,262	7,070

Total non-interest income	40,349	44,751	37,111	35,196	32,823

Non-interest expenses
Salaries and employee benefits	40,514	41,994	38,710	36,241	34,747
Occupancy and equipment expense	12,216	11,907	10,383	9,058	8,829
Merger, integration and restructuring expense		4,784		5,652
Other operating expenses	20,494	21,052	18,005	18,845	16,607

Total non-interest expense	73,224	79,737	67,098	69,796	60,183

Income before income taxes	54,493	51,046	49,524	43,309	47,295
Income taxes	18,423	17,108	16,491	14,186	15,582

Net income	$36,070	$33,938	$33,033	$29,123	$31,713

Operating earnings	$36,070	$37,048	$33,033	$32,797	$31,713

press release 1st qtr 2003

SKY FINANCIAL GROUP, INC.

FIVE QUARTER PERFORMANCE RATIOS AND SHARE DATA

(Unaudited)

PERFORMANCE RATIOS:

ACTUAL	2003 1st qtr	2002
		4th qtr	3rd qtr	2nd qtr	1st qtr
Return on average equity	17.37%	16.47%	18.46%	16.90%	19.11%
Return on average assets	1.33	3.55	3.55	3.55	3.55
Net interest rate spread	3.55	3.59	3.53	3.55	3.54
Net interest rate margin	3.87	3.94	3.90	3.94	3.95
Efficiency ratio	52.82	54.39	52.81	56.56	51.15

OPERATING *	2003 1st qtr	2002
		4th qtr	3rd qtr	2nd qtr	1st qtr
Return on average equity	17.37%	17.97%	18.46%	19.03%	19.11%
Return on average assets	1.33	1.34	1.35	1.38	1.38
Efficiency ratio	52.82	51.13	52.81	51.98	51.15

SHARE DATA:	2003 1st qtr	2002
		4th qtr	3rd qtr	2nd qtr	1st qtr
Earnings per share
Basic	$0.41	$0.39	$0.40	$0.35	$0.38
Diluted	0.41	0.39	0.40	0.35	0.38

Operating earnings per share*
Basic	0.41	0.43	0.40	0.40	0.38
Diluted	0.41	0.42	0.40	0.39	0.38

Cash dividend paid per common share	0.20	0.20	0.19	0.19	0.19
Book value per share	9.67	9.54	8.71	8.51	8.14
Book value calculation shares outstanding	87,082,000	87,277,000	82,145,000	82,208,000	82,433,000

press release 1st qtr 2003

SKY FINANCIAL GROUP, INC.

FIVE QUARTER AVERAGE BALANCE SHEETS (Unaudited)

(Dollars in thousands)

	2003 1st qtr	2002
		4th qtr	3rd qtr	2nd qtr	1st qtr
Cash and due from banks	$196,300	$208,787	$198,587	$201,744	$215,800
Interest-earning deposits with banks	59,314	51,714	46,145	43,177	29,029
Federal funds sold	1,831	19,853	712	7,189	17,051
Loans held for sale	74,839	82,097	50,884	19,803	44,941
Securities	2,254,581	2,361,319	2,112,456	2,215,580	2,099,903
Total loans	7,904,048	7,736,515	6,932,386	6,690,572	6,519,755
Allowance for credit losses	(122,292)	(118,327)	(110,534)	(107,310)	(104,642)

Net loans	7,781,756	7,618,188	6,821,852	6,583,262	6,415,113
Premises and equipment	132,233	134,302	119,068	111,896	112,129
Other assets	493,758	483,547	382,615	378,901	352,970

Total Assets	$10,994,612	$10,959,807	$9,732,319	$9,561,552	$9,286,936

Total interest-earning assets	$10,294,613	$10,251,498	$9,142,583	$8,976,321	$8,710,679

Non-interest-bearing deposits	$955,906	$1,000,725	$837,910	$825,794	$790,002
Interest-bearing deposits	6,825,313	6,610,676	5,993,355	6,104,083	5,895,339

Total deposits	7,781,219	7,611,401	6,831,265	6,929,877	6,685,341
Repos and federal funds purchased	772,361	821,141	732,988	677,915	695,486
Debt and FHLB advances	1,462,734	1,568,549	1,342,631	1,156,360	1,122,256
Other liabilities	135,998	140,966	115,538	106,126	110,817
Shareholders’ equity	842,300	817,750	709,897	691,274	673,036

Total Liabilities and Shareholders’ Equity	$10,994,612	$10,959,807	$9,732,319	$9,561,552	$9,286,936

press release 1st qtr 2003

SKY FINANCIAL GROUP, INC.

FIVE QUARTER ACTUAL BALANCE SHEETS (Unaudited)

(Dollars in thousands)

	2003 1st qtr	2002
		4th qtr	3rd qtr	2nd qtr	1st qtr
Cash and due from banks	$246,407	$253,172	$240,050	$200,033	$231,718
Interest-earning deposits with banks	59,715	61,345	43,597	62,497	29,121
Federal funds sold	—	11,100	—	—	—
Loans held for sale	111,579	69,333	82,172	11,648	30,857
Securities	2,464,445	2,247,181	2,172,520	2,188,340	2,199,226
Total loans	7,964,767	7,885,521	7,024,860	6,859,283	6,596,370
Allowance for credit losses	(123,114)	(121,372)	(110,119)	(108,065)	(105,341)

Net loans	7,841,653	7,764,149	6,914,741	6,751,218	6,491,029
Premises and equipment	131,193	133,356	122,245	112,068	111,747
Other assets	491,620	474,308	369,703	403,239	367,296

Total Assets	$11,346,612	$11,013,944	$9,945,028	$9,729,043	$9,460,994

Total interest-earning assets	$10,600,506	$10,274,480	$9,323,149	$9,121,768	$8,855,574

Non-interest-bearing deposits	$1,004,152	$997,017	$841,096	$867,553	$801,975
Interest-bearing deposits	6,966,328	6,618,403	5,979,177	6,000,682	6,015,604

Total deposits	7,970,480	7,615,420	6,820,273	6,868,235	6,817,579
Repos and federal funds purchased	975,832	795,125	790,127	751,908	727,653
Debt and FHLB advances	1,404,980	1,600,750	1,446,830	1,263,512	1,128,588
Other liabilities	153,018	170,216	172,641	145,593	115,777
Shareholders’ equity	842,302	832,433	715,157	699,795	671,397

Total Liabilities and Shareholders’ Equity	$11,346,612	$11,013,944	$9,945,028	$9,729,043	$9,460,994

press release 1st qtr 2003

SKY FINANCIAL GROUP, INC.

FIVE QUARTER ASSET QUALITY (Unaudited)

(Dollars in thousands)

ASSET QUALITY DATA:

	2003 1st qtr	2002
		4th qtr	3rd qtr	2nd qtr	1st qtr
Non-accrual loans	$62,257	$66,855	$63,778	$56,876	$33,447
Restructured loans	1,291	3,203	3,306	3,840	3,840

Total non-performing loans and leases	63,548	70,058	67,084	60,716	37,287
Other real estate owned	4,679	4,178	3,791	4,179	3,575

Total non-performing assets	$68,227	$74,236	$70,875	$64,895	$40,862

Loans 90 days or more past due & still accruing	$13,434	$12,458	$9,055	$9,200	$9,980
Net charge-offs	8,443	10,724	7,655	6,721	7,504
Allowance for credit losses	123,114	121,372	110,119	108,065	105,341

ASSET QUALITY RATIOS:
	2003 1st qtr	2002
		4th qtr	3rd qtr	2nd qtr	1st qtr
Non-accrual loans to total loans	0.78%	0.85%	0.91%	0.83%	0.51%
Non-performing loans to total loans	0.80	0.89	0.95	0.89	0.57
Non-performing assets to total loans plus other real estate owned	0.86	0.94	1.01	0.95	0.62
Loans 90 days or more past due and still accruing to total loans	0.17	0.16	0.13	0.13	0.15
Net charge-offs to average loans	0.43	0.55	0.44	0.40	0.46
Allowance for credit losses to non-performing loans	193.73	173.25	164.15	177.98	282.51
Allowance for credit losses to non-performing assets	180.45	163.49	155.37	166.52	257.80
Allowance for credit losses to total loans	1.55	1.54	1.57	1.58	1.60

press release 1st qtr 2003

SKY FINANCIAL GROUP, INC.

NON-GAAP DISCLOSURE RECONCILIATIONS

(Dollars in thousands)

* These tables include certain information not prepared in accordance with generally accepted accounting principals (“GAAP”). Non-GAAP information includes items such as operating earnings and certain ratios based on operating earnings.

Operating earnings are net income adjusted to exclude the results of certain significant transactions or events not representative of ongoing operations (“non-operating items”). Management believes operating earnings are an appropriate measurement of ongoing performance for comparability purposes. The following reconcilies GAAP net income to operating earnings for each of the five quarters presented in these tables:

	2003 1st qtr	2002
		4th qtr	3rd qtr	2nd qtr	1st qtr
Net income	$36,070	$33,938	$33,033	$29,123	$31,713

Merger, integration and restructuring expense		4,784		5,652
Tax effect		(1,674)		(1,978)

After-tax non-operating items	—	3,110	—	3,674	—

Operating earnings	$36,070	$37,048	$33,033	$32,797	$31,713

Non-operating items in 2002 reflect the impact of merger, integration and restructuring charges for both Sky Financial’s acquisition of Three Rivers recorded in the fourth quarter and the new technology platform implementation recorded in the second quarter.

Operating earnings is used as the numerator to calculate operating return on average assets, operating return on average equity and operating earnings per share. Additionally, non-operating items are deducted from non-interest expense in the numerator of the operating efficiency ratio disclosed in the tables. The comparable information on a GAAP basis is also provided in the tables.

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